UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2023

Date of Report (Date of earliest event reported)

THE CRYPTO COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 000-55726

Nevada	46-4212105
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

23823 Malibu Road, #50477, Malibu, CA 90265

(Address of principal executive offices, including zip code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in The Crypto Company’s (the “Company”) Current Report on Form 8-K filed with the SEC on July 29, 2022, the Company entered into a Securities Purchase Agreement, effective July 27, 2022 (the “Purchase Agreement”) with Coventry Enterprises, LLC (“Coventry”), pursuant to which the Company issued to Coventry a 10% unsecured promissory note (the “Note”) in the principal amount of $200,000, and 25,000 shares of restricted common stock. In the event of a default, the Note is convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”)(the “Conversion Shares”).

On April 24, 2023, the Company received a letter (the “Notice of Conversion”) from Coventry formally notifying the Company of an event of default under Section 7(a)(i) of the Note. The Company is in violation of covenants in the Note that require the Company make the payment of any principal amount, guaranteed interest, or any other interest due under the Note, when due, subject to a five day cure period. Upon an event of default, consistent with the terms of the Note, the Note becomes convertible, in whole or in part, into shares of the Company’s Common Stock at Coventry’s option. As set forth in the Notice of Conversion, Coventry elected to convert $17,916.94 of principal and $2,083.06 of interest under the Note into Conversion Shares of the Company.

The foregoing description of the terms of the Purchase Agreement and the Note are not completed and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement and the Note filed as Exhibits 10.3 and 10.4, respectively, to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 and are incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2023, Anthony Strickland resigned from the board of directors (the “Board”) of The Crypto Company (the “Company”). Mr. Strickland had served as a member of the Board since June 2017 and also served on the Audit Committee of the Board. As indicated in the written notice submitted by Mr. Strickland to the Company (the “Written Correspondence”), Mr. Strickland’s resignation from the Board was not due to any disagreement with the Company regarding the Company’s operations, policies or practices. A copy of Mr. Strickland’s Written Correspondence is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has provided Mr. Strickland a copy of the disclosure contained in this Current Report on Form 8-K and he has indicated he agrees with the statements made in this disclosure.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Resignation Letter of Anthony Strickland dated April 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY

Date: April 27, 2023	By:	/s/ Ron Levy
Ron Levy
Chief Executive Officer and Chief Operating Officer